TRANSFER AGENT SERVICING AGREEMENT



     THIS AGREEMENT is made and entered into as of this
_____ day of __________, 1999, by and between Bearguard
Funds,   Inc.,   a  Maryland  corporation  (hereinafter
referred to as the "Company"), and Firstar Mutual  Fund
Services,  LLC,  a Wisconsin limited liability  company
(hereinafter referred to as the "Firstar").

     WHEREAS,  the  Company is an  open-end  management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS,   Firstar   is   in   the   business   of
administering transfer and dividend disbursing agent functions for investment companies; and

     WHEREAS, the Company desires to retain Firstar to provide transfer and dividend disbursing agent services to the Bearguard Fund and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Firstar agree as follows:

1.  Appointment of Transfer Agent

     The  Company  hereby appoints Firstar as  Transfer
Agent of the Company on the terms and conditions set forth in this Agreement, and Firstar hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.  Duties and Responsibilities of Firstar

     Firstar   shall  perform  all  of  the   customary
services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.   Receive orders for the purchase of shares;

     B.   Process  purchase  orders with prompt  delivery,
          where  appropriate, of payment and supporting
          documentation to the Company's custodian, and
          issue     the    appropriate    number     of
          uncertificated     shares      with      such
          uncertificated  shares  being  held  in   the
          appropriate shareholder account;

     C.   Process  redemption  requests received  in  good
          order    and,    where   relevant,    deliver
          appropriate documentation to the Company's custodian;

     D. Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

     E. Process transfers of shares in accordance with the shareholder's instructions;

     F. Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with the Firstar Money
          Market Funds, if applicable;

     G. Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Fund;

     H.   Make  changes to shareholder records, including,
          but  not limited to, address changes in plans
          (i.e.,   systematic   withdrawal,   automatic
          investment, dividend reinvestment, etc.);

     I.   Record  the  issuance of shares of the Fund  and
          maintain,   pursuant   to   Rule   17ad-10(e)
          promulgated under the Securities Exchange Act
          of  1934, as amended (the "Exchange Act"),  a
          record  of the total number of shares of  the
          Fund   which   are  authorized,  issued   and
          outstanding;

     J.   Prepare   shareholder  meeting  lists  and,   if
          applicable,   mail,  receive   and   tabulate
          proxies;

     K. Mail shareholder reports and prospectuses to current shareholders;

     L.   Prepare  and file U.S. Treasury Department Forms
          1099   and   other  appropriate   information
          returns required with respect to dividends and distributions for all shareholders;

     M.   Provide  shareholder  account  information  upon
          request  and  prepare and mail  confirmations
          and statements of account to shareholders for
          all    purchases,   redemptions   and   other
          confirmable transactions as agreed upon with the Company;

     N. Provide a Blue Sky System which will enable the Company to monitor the total number of shares of the Fund sold in each state. In addition, the Company or its agent, including Firstar, shall identify to Firstar in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of Firstar for the Company's Blue Sky state registration status under this Agreement is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent.

     O.   Answer  telephone calls and correspondence  from
          shareholders   relating  to  their   accounts
          during   Firstar's  normal  business   hours.
          Firstar  shall strive to promptly respond  to
          all  such telephone or written inquiries from
          shareholders.   Copies of all  correspondence
          from  shareholders involving complaints about
          the   management  of  the  Company,  services
          provided  by or for the Company,  Firstar  or
          others,  shall be promptly forwarded  to  the
          Company.   Firstar  shall  keep  records   of
          substantive shareholder telephone calls and correspondence and replies thereto, and of the lapse of time between receipt of such calls and correspondence and replies.

     P.   Prepare   such  reports  as  may  be  reasonably
          requested from time to time by the Company or its Board of Directors relating to fees paid out under a Fund's Rule 12b-1 plan.

3.  Compensation

     The   Company  agrees  to  pay  Firstar  for   the
performance  of the duties listed in this Agreement  as
set  forth on Exhibit A attached hereto; the  fees  and
out-of-pocket expenses include, but are not limited  to
the  following:  printing, postage, forms,  stationery,
record   retention  (if  requested  by  the   Company),
mailing, insertion, programming (if requested by the Company), labels, shareholder lists and proxy expenses.

     These  fees  and  reimbursable  expenses  may   be
changed from time to time subject to mutual written agreement between the Company and Firstar.

     The   Company   agrees  to  pay   all   fees   and
reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.  Representations of Firstar

     Firstar  represents and warrants  to  the  Company that:

     A.   It is   a   limited   liability   company   duly
          organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Exchange Act.

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G.   It will  comply with all applicable requirements
          of  the  Securities Act of 1933,  as  amended
          (the "Securities Act"), and the Exchange Act,
          the  1940  Act,  and  any  laws,  rules,  and
          regulations   of   governmental   authorities
          having jurisdiction.

5.  Representations of the Company

     The  Company  represents and warrants  to  Firstar that:

     A.   The   Company   is   an   open-end   diversified
          investment company under the 1940 Act;

     B.   The   Company   is   a  corporation   organized,
          existing, and in good standing under the laws of Maryland;

     C.   The  Company is empowered under applicable  laws
          and  by  its  Articles of  Incorporation  and
          Bylaws   to  enter  into  and  perform   this
          Agreement;

     D.   All   necessary  proceedings  required  by   the
          Articles of Incorporation have been taken to authorize it to enter into and perform this Agreement;

     E.   The  Company  will  comply with  all  applicable
          requirements  of  the  Securities  Act,   the
          Exchange  Act,  the 1940 Act, and  any  laws,
          rules   and   regulations   of   governmental
          authorities having jurisdiction; and

     F.   A registration  statement under  the  Securities
          Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

6.  Covenants of the Company and Firstar

     The Company shall furnish Firstar a certified copy of the resolution of the Board of Directors of the Fund authorizing the appointment of Firstar and the execution of this Agreement. The Company shall provide to Firstar a copy of its Articles of Incorporation and Bylaws, and all amendments thereto.

     Firstar  shall  keep  records  relating   to   the
services to be performed hereunder, in the form and manner as it may deem advisable and as required under the Exchange Act. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, Firstar agrees that all such records prepared or maintained by Firstar relating to the services to be performed by Firstar hereunder are the property of the Company and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

7.  Performance of Service;  Limitation of Liability

     Firstar  shall  exercise reasonable  care  in  the
performance   of  its  duties  under  this   Agreement.
Firstar  shall not be liable for any error of  judgment
or  mistake  of  law or for any loss  suffered  by  the
Company  in  connection  with  matters  to  which  this
Agreement  relates,  including  losses  resulting  from
mechanical  breakdowns or the failure of  communication
or  power  supplies beyond Firstar's control, except  a
loss  resulting from Firstar's refusal  or  failure  to
comply  with  the terms of this Agreement or  from  bad
faith, negligence, or willful misconduct on its part in
the  performance  of its duties under  this  Agreement.
Notwithstanding any other provision of this  Agreement,
the  Company shall indemnify and hold harmless  Firstar
from  and against any and all claims, demands,  losses,
expenses,  and  liabilities (whether  with  or  without
basis   in  fact  or  law)  of  any  and  every  nature
(including  reasonable attorneys' fees)  which  Firstar
may  sustain or incur or which may be asserted  against
Firstar  by any person arising out of any action  taken
or omitted to be taken by it in performing the services
hereunder   (i)   in  accordance  with  the   foregoing
standards, or (ii) in reliance upon any written or oral instruction provided to Firstar by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to Firstar and as amended from time to time in writing by resolution of the Board of Directors of the Company.

     Firstar  shall  indemnify  and  hold  the  Company
harmless  from and against any and all claims, demands,
losses,  expenses,  and liabilities  (whether  with  or
without  basis in fact or law) of any and every  nature
(including  reasonable  attorneys'  fees)   which   the
Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by Firstar as a result of Firstar's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

     In  the event of a mechanical breakdown or failure
of  communication or power supplies beyond its control,
Firstar  shall  take all reasonable steps  to  minimize
service   interruptions  for  any  period   that   such
interruption   continues  beyond   Firstar's   control.
Firstar  will make every reasonable effort  to  restore
any  lost  or  damaged  data  and  correct  any  errors
resulting  from  such a breakdown  at  the  expense  of
Firstar.   Firstar agrees that it shall, at all  times,
have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

     Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

     In   order  that  the  indemnification  provisions
contained in this section shall apply, it is understood
that  if  in  any case the indemnitor may be  asked  to
indemnify   or   hold  the  indemnitee
harmless,   the indemnitor shall be fully and promptly advised
of  all pertinent  facts concerning the situation in  question, and  it is further understood that the indemnitee  will
use  all  reasonable  care  to  notify  the  indemnitor
promptly  concerning any situation  which  presents  or
appears  likely to present the probability of  a  claim
for  indemnification.  The indemnitor  shall  have  the
option to defend the indemnitee against any claim which
may  be  the subject of this indemnification.   In  the
event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

8.  Proprietary and Confidential Information

     Firstar  agrees  on  behalf  of  itself  and   its
directors,   officers,   and   employees    to    treat
confidentially  and as proprietary information  of  the
Company  all records and other information relative  to
the   Company   and   prior,  present,   or   potential
shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Firstar may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

9.  Term of Agreement; Amendment

     This  Agreement shall become effective as  of  the
date  hereof and, unless sooner terminated as  provided
herein,  shall  continue automatically  in  effect  for
successive  annual  periods.   The  Agreement  may   be
terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. This
Agreement may be amended only by mutual written consent of the parties.

10. Notices

     Notices of any kind to be given by either party to
the  other party shall be in writing and shall be  duly
given  if  mailed or delivered as follows:   Notice  to
Firstar shall be sent to:

     Firstar Mutual Fund Services, LLC
     615 East Michigan Street
     Milwaukee, WI  53202
     and notice to the Company shall be sent to:

     Bearguard Funds, Inc.
     985 University Avenue, Suite 26
     Los Gatos, California  95032
     Attention:  Corporate Secretary

11.  Duties in the Event of Termination

     In the event that, in connection with termination,
a   successor   to   any   of   Firstar's   duties   or
responsibilities hereunder is designated by the Company
by  written  notice to Firstar, Firstar will  promptly,
upon  such  termination  and  at  the  expense  of  the
Company, transfer to such successor all relevant books,
records, correspondence, and other data established  or
maintained by Firstar under this Agreement  in  a  form
reasonably   acceptable to the Company  (if  such  form
differs  from the form in which Firstar has maintained,
the  Company  shall  pay any expenses  associated  with
transferring the data to such form), and will cooperate
in  the  transfer  of such duties and responsibilities,
including   provision  for  assistance  from  Firstar's
personnel in the establishment of books, records, and other data by such successor.

12. Governing Law

     This   Agreement  shall  be  construed   and   the
provisions  thereof interpreted under and in accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation  promulgated by the Securities and  Exchange
Commission thereunder.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.


BEARGUARD FUNDS, INC.              FIRSTAR MUTUAL FUND
                                   SERVICES, LLC


By:_________________               By:__________________

Its:________________               Its:_________________

       Transfer Agent and Shareholder Servicing
                  Annual Fee Schedule

                                                       Exhibit A

       Separate Series of Bearguard Funds, Inc.

        Name of Series                  Date Added

         Bearguard Fund             ______ ____, 1999
            Investor Class
            Institutional Class

Annual Fee
          $16.00 per shareholder account
          Minimum annual fees of $35,500 for the two classes, $10,000 for additional funds or classes

Plus Out-of-Pocket Expenses, including but not limited to:
          Telephone - toll-free linesProxies
          Postage                             Retention of records
          (with prior approval)
          Programming (with prior approval)
          Microfilm/fiche of records
          Stationery/envelopes                Special reports
          Mailing                             ACH fees
          Insurance                           NSCC charges


ACH Shareholder Services
          $125.00 per month per Fund group
          $   .50 per account setup and/or change
          $   .50 per ACH item
          $ 3.50 per correction, reversal, return item

Qualified Plan Fees (Billed to Investors)
          Annual maintenance fee
          per account                    $12.50 /acct.  (Cap at $25.00 per SSN)
          Transfer to successor trustee  $15.00 / trans.
          Distribution to participant    $15.00 / trans. (Exclusive of SWP)
          Refund of excess contribution  $15.00 / trans.

Additional Shareholder Fees (Billed to Investors)
          Any outgoing wire transfer     $12.00 / wire
          Telephone Exchange             $ 5.00 / exchange transaction
          Return check fee               $20.00 / item
          Stop payment                   $20.00 / stop
          (Liquidation, dividend, draft check)
          Research fee                  $ 5.00 / item
          (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

                     NSCC and DAZL
                 Out-of-Pocket Charges


NSCC Interfaces
     Setup
          Fund/SERV, Networking ACATS, Exchanges  $5,000 setup (one time)
               DCCS, RAT
          Commissions                             $5,000 setup (one time)
     Processing
          Fund/SERV                               $ 50 / month
          Networking                              $250 / month
          CPU Access                              $ 40 / month
          Fund/SERV Transactions                  $.350 / trade
          Networking - per item                   $.025 /monthly dividend fund
          Networking - per item                   $.015 /non-mo. dividend fund
          First Data                              $.100 / next-day Fund/SERV
                                                          trade
          First Data                              $.150 / same-day Fund/SERV
                                                          trade

NSCC Implementation
          8 to 10 weeks lead time




Fees and out-of-pocket expenses are billed to the Fund monthly.